Exhibit 10.1

NOTE REDEMPTION AGREEMENT

This Note Redemption Agreement (the "Agreement") dated as of February 16, 2017, is by and between Great Basin Scientific, Inc., a Delaware corporation with offices located at 420 E. South Temple, Suite 520, Salt Lake City, Utah 84111 (the "Company"), and the Holder whose signature is set forth below (the "Holder" and collectively with the Company, the "Parties" and each a "Party"). All terms used and not defined herein are used as defined in the Securities Purchase Agreement and the Notes (each as defined below), as applicable.

WHEREAS:

A.

The Company, the Holder and other Buyers executed and delivered a Securities Purchase Agreement (the "Securities Purchase Agreement") dated as of June 29, 2016 in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the 1933 Act, and Rule 506(b) of Regulation D as promulgated by the SEC under the 1933 Act.

B.

The Company authorized the issuance of senior secured convertible notes of the Company (as amended prior to the date hereof, the "Notes"), in the aggregate original principal amount of $75,000,000 which Notes are convertible into shares of Common Stock, in accordance with the terms of the Notes.

C.	The Company desires to effect a Company Optional Redemption pursuant to the terms of the Note as modified pursuant to the terms hereof.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. COMPANY OPTIONAL REDEMPTION:  Pursuant to Section 9 of the Notes, the Company hereby elects to redeem $430,620.82, of the Conversion Amount of the Holder's Note outstanding as of the date hereof (such portion of the Note being redeemed, the “Redemption Note”) on the first (1st) Business Day following the date hereof. The Parties hereby agree that the Redemption Note will be redeemed pursuant to this Section 1 at a price equal to the Conversion Amount of the Redemption Note being redeemed (the "Alternate Company Optional Redemption Price") (rather than at a price equal to the Company Optional Redemption Price), reducing the outstanding Conversion Amount of the Holder's Redemption Note on a dollar for dollar basis and, solely in connection with the Company Optional Redemption described in this Section 1, the Holder hereby irrevocably waives any right to receive any portion of the Company Optional Redemption Price in excess of the Alternate Company Optional Redemption Price.  Solely in connection with the Company Optional Redemption described in this Section 1, the Holder hereby (i) waives any Equity Conditions Failure, and (ii) waives any notice required pursuant to Section 9 of the Redemption Note and (iii) authorizes the Company to use amounts held in the Holder’s Holder Master Restricted Account to pay such Alternate Company Optional Redemption Price by instructing the Control Account Bank to release a cash amount equal to the Alternate Company Optional Redemption Price from the Holder's Holder Master Restricted Account and to transfer such amount by wire transfer of immediately available funds to the Holder pursuant to the wire instructions delivered to the Company in writing by the Holder prior to the Company Optional Redemption Date in satisfaction of the Company’s obligation to pay the Alternate Company Optional Redemption Price to the Holder.  For the avoidance of doubt, immediately following the consummation of the Company Optional Redemption contemplated in this Section 1 (x) the remaining Conversion Amount of the Holder's Note shall equal $806,026.89 and (y), the Redemption Note shall be deemed satisfied in full, including without limitation, all principal, interest, Late Charges and any other amounts payable thereunder, shall be null and void and shall no longer be outstanding.

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3. NO CHANGE TO TERMS.  All terms of the Securities Purchase Agreement, Notes, Warrants, the Security Documents and other Transaction Documents, as amended prior to the date hereof, are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects. Except as explicitly set forth herein, the Holder reserves all of its rights, remedies, powers, and privileges.  For the avoidance of doubt, nothing herein shall be deemed to entitle the Company to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Notes or any other Transaction Documents, including without limitation, to an amendment of the terms of any future Company Optional Redemption or to a consent to any future Control Account Company Release Event, either in similar or different circumstances.

4.  ACKNOWLEDGEMENT.  The Company hereby acknowledges and agrees that as of the date hereof a Control Account Holder Release Event has occurred and is continuing.

5.  RULE 144.  For purposes of Rule 144 of the 1933 Act, the Company acknowledges and agrees that the holding period of the Notes, commenced on July 1, 2016 and the Company agrees not to take a position contrary thereto or inconsistent therewith.

6.  DISCLOSURE OF TRANSACTIONS AND OTHER MATERIAL INFORMATION.  The Company shall, on or before 5:30 p.m., New York City Time, February 16, 2017, file a Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby attaching the form of this Agreement as exhibit to such filing (including all attachments), the "8‑K Filing").  From and after the filing of the 8-K Filing, the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees, agents or affiliates, that is not disclosed in the 8-K Filing.  In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate and be of no further force or effect.  The Company shall not, and shall cause each of its Subsidiaries and each of their respective officers, directors, employees, agents and affiliates, not to, provide the Holder with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Holder.  To the extent that the Company delivers any material, non-public information to the Holder without such Holder's express prior written consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents not to trade on the basis of, such material, non-public information. The Company understands and confirms that the undersigned and its affiliates will rely on the foregoing representations in effecting transactions in securities of the Company. The Company shall not disclose the name of the Holder in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation.

7.FEES  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all stamp and other taxes and duties levied in connection with the transactions contemplated hereby, if any.

8.  MISCELLANEOUS.  All provisions of Article 9 of the Securities Purchase Agreement are incorporated herein by reference mutatis mutandis; provided, however, that any amendment of this Agreement shall require the consent of the undersigned.

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IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:
Great Basin Scientific, Inc. By: Name: Title:

IN WITNESS WHEREOF, each Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

HOLDER:
Agreed to and Acknowledged: “HOLDER” By: ____________________ Name: Title: